[TECHTEAM LOGO]                                                      NEWSRELEASE
--------------------------------------------------------------------------------





                                                             NASDAQ-NM -- "TEAM"





FOR IMMEDIATE RELEASE, Monday, November 7, 2005

TECHTEAM GLOBAL'S BOARD OF DIRECTORS ANNOUNCES SEARCH FOR SUCCESSOR TO CEO

SOUTHFIELD, MICHIGAN, November 7, 2005...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a worldwide provider of information technology ("IT") and business process outsourcing support services, today announced that it has commenced a search to find a chief executive officer to succeed its current President and Chief Executive Officer, William F. Coyro, Jr. Dr. Coyro will remain as President and CEO at least until his successor has been named. Dr. Coyro will be a member of the Board's search committee to identify his successor and will assist in the transition. The Company has retained the search firm of Korn/Ferry International to conduct a search for a highly qualified candidate. The Company expects to honor the financial terms of Dr. Coyro's employment contract. Dr. Coyro will remain a director of the Company.

On behalf of the TechTeam Board of Directors, Chairman Kim A. Cooper said, "Bill Coyro has led TechTeam through one of the most exciting periods in its history. The company has returned to profitability, generated positive cash flow for nine out of the last ten quarters, strengthened and focused its service offerings, expanded its global footprint and diversified its customer base. We look forward to working with Bill to find a highly qualified successor who, over the long term, will enhance TechTeam's ability to achieve its aggressive growth targets."

Dr. Coyro commented, "I am extremely proud of the substantial results the Company has achieved under my leadership and the value that has been created for our shareholders. I will continue to work to increase shareholder value and achieve record earnings and revenues in 2005. The Company is well positioned to continue its strong performance, and I remain very optimistic about TechTeam's future."

TECHTEAM GLOBAL, INC. is a worldwide provider of information technology and business process outsourcing support services to Fortune 1000 corporations, multinational companies, product providers, small and mid-sized companies, and government entities. TechTeam's ability to integrate computer services into a flexible, total single-point-of-contact (SPOC) solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unique expertise and experience in providing information technology support solutions, including diversified IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing, and learning services. For information about TechTeam Global, Inc. and its outstanding services, call 1-800-522-4451 or visit www.techteam.com. TechTeam's common stock is traded on the Nasdaq National Market under the symbol "TEAM."

Headquartered in Southfield, Michigan, TechTeam also has locations in Dearborn, Michigan; Davenport, Iowa; Chantilly and Herndon, Virginia; Portsmouth, Rhode Island; Bethesda and


--------------------------------------------------------------------------------

27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com

[TECHTEAM LOGO]                                                      NEWSRELEASE
--------------------------------------------------------------------------------


Germantown, Maryland; Brussels and Gent, Belgium; Uxbridge,
United Kingdom; Cologne, Germany; Gothenburg, Sweden; and Bucharest, Romania.

SAFE HARBOR STATEMENT

The statements contained in this press release that are not purely historical, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company's business, its revenue and earnings performance going forward, and the Company's expectations regarding finding a successor chief executive officer and Dr. Coyro's ongoing role with the Company. Forward-looking statements may be identified by words including, but not limited to, "anticipates," "believes," "intends," "estimates," "promises," "expects," "should," "conditioned upon," and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the market's acceptance of and demand for the Company's offerings, competition, the expenses related to the search for a successor chief executive officer and the replacement of Dr. Coyro, the uncertainty surrounding the timing of the recruiting process and Dr. Coyro's possible departure from the Company, and consumption of the Company's cash and cash equivalent resources or changes in the Company's access to working capital, currency fluctuations, changes in the quantity of the Company's common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company's clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company's ability to consummate acquisitions, the Company's ability to successfully integrate acquisitions, and to find, attract and retain key employees. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review all aspects of the Company's Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management's Discussion and Analysis, and the risks described therein from time to time.



                                                  ###

CONTACTS:

TECHTEAM GLOBAL, INC.                             TECHTEAM GLOBAL, INC.
David W. Morgan                                   Kim A. Cooper
Vice President, Chief Financial Officer,          Chairman of the Board
and Treasurer                                     (248) 357-2866
(248) 357-2866
dmorgan@techteam.com


--------------------------------------------------------------------------------

27335 West 11 Mile Road, Southfield, Michigan 48034 o Telephone (248) 357-2866 o
                     Fax (248) 357-2570 o www.techteam.com